UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Section 7 - Regulation FD

Item 7.01.    Regulation FD Disclosure.

NewLink Genetics Corporation, a Delaware corporation (the “Company”), expects to provide certain revised forward-looking guidance concerning its financial position and use of cash, and certain additional information concerning its Phase 2 clinical trial of indoximod in combination with PD-1 inhibitors for patients with advanced melanoma, at the Cantor Fitzgerald Global Healthcare Conference (the “Cantor conference”) on September 25, 2017.  A copy of the Company’s presentation to be presented at the Cantor conference is available in the Investor Relations section of the Company’s website at www.newlinkgenetics.com.  The revisions to the financial guidance include (i) a new forecast that the Company will have approximately $100 million in cash and cash equivalents on its balance sheet as of December 31, 2017, (ii) that the Company expects to use $14 - $16 million in cash from operations (excluding future financings and milestone or other payments from collaborators) on a quarterly basis for the foreseeable future, (iii) that the Company had sold approximately 1.9 million shares under its “at-the-market” offering after June 30, 2017, and (iv) that the Company estimates it has approximately two years of cash and equivalents as of the date hereof. The Company has approximately 31 million shares of common stock outstanding as of the date hereof.
The information in this Item 7.01 and in the presentation referenced herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the presentation referenced herein shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Section 8 - Other Events

Item 8.01.    Other Events.

On September 25, 2017, the Company issued a press release titled "NewLink Genetics Announces Clinical Collaboration to Evaluate IO-Based Combination Therapies in Pancreatic Cancer."
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including but not limited to, all statements about the Company’s revised financial guidance. Actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements due to a number of important factors, including those risks discussed in “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the U.S. Securities and Exchange Commission. The forward-looking statements represent the Company’s views as of the date of this Current Report on Form 8-K. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 25, 2017, entitled “NewLink Genetics Announces Clinical Collaboration to Evaluate IO-Based Combination Therapies in Pancreatic Cancer”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    September 25, 2017

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated September 25, 2017, entitled “NewLink Genetics Announces Clinical Collaboration to Evaluate IO-Based Combination Therapies in Pancreatic Cancer”